Exhibit (d)(7)

General Mills, Inc.

Sandy Acquisition Corporation

One General Mills Boulevard

Minneapolis, MN 55426

October 9, 2014

Annie’s, Inc.

1610 Fifth Street

Berkeley, CA 94710

Attention: John M. Foraker, Chief Executive Officer

Re:	Agreement and Plan of Merger, dated as of September 8, 2014, by and among General Mills, Inc. (“Parent”), Sandy Acquisition Corporation (“Purchaser”) and Annie’s, Inc. (the “Company”) (the “Merger Agreement”).

Ladies and Gentlemen:

As part of an internal restructuring, Parent intends to transfer its interest in Purchaser to General Mills Maarssen Holding, Inc. (“Maarssen Holding”), a Delaware corporation and indirect wholly owned subsidiary of Parent (the “Transfer”). In connection with the Transfer, and in accordance with Section 8.8 of the Merger Agreement, Parent, Purchaser and the Company hereby agree as follows:

1. The Company hereby consents to the Transfer and waives any breach of Section 4.6 of the Merger Agreement that would otherwise arise solely as a result of the Transfer.

2. Except as expressly set forth herein, all of the terms and conditions of the Merger Agreement remain in full force and effect and none of the rights or obligations thereunder shall be modified or otherwise affected by the Transfer or this letter agreement, including, without limitation, Parent’s obligations with respect to Purchaser set forth therein.

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Please indicate your agreement to the foregoing by signing and returning a copy of this letter agreement.

Sincerely, GENERAL MILLS, INC.

By:	/s/ Louis B. Lambert
Name: Louis B. Lambert Title: Associate General Counsel

SANDY ACQUISITION CORPORATION

By:	/s/ Louis B. Lambert
Name: Louis B. Lambert Title: Authorized Person

The Company agrees to the terms set forth in this letter agreement:

ANNIE’S, INC.

By:	/s/ John M. Foraker
Name: John M. Foraker Title: Chief Executive Officer

Maarssen Holding agrees to the terms set forth in this letter agreement:

GENERAL MILLS MAARSSEN HOLDING, INC.

By:	/s/ Louis B. Lambert
Name: Louis B. Lambert Title: Authorized Person

[Signature Page to Letter Agreement]